THE JOHN B. SANFILIPPO & SON, INC.
1998 EQUITY INCENTIVE PLAN
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John B. Sanfilippo & Son, Inc. (the "Company") hereby
establishes The John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan (the "Plan"), to become effective September 1, 1998 (the "Effective Date"), subject to approval by the holders of a majority of the combined voting power of the Common Stock, $.01 par value, of the Company ("Common Stock") and Class A Common Stock, $.01 par value, of the Company ("Class A Stock") present, or represented, and entitled to vote at a meeting duly called and held. Grants may be made hereunder prior to such stockholder approval, provided that any such grants shall be subject to such stockholder approval.

1.	Definitions.

In this Plan, except where the context otherwise indicates, the following definitions apply:

        1.1. "Agreement" means a written agreement implementing a grant of an Option.

        1.2     "Board" means the Board of Directors of the Company.

	1.3	"Change in Control" shall have the meaning set forth in
        Subsection 15.1 hereof.

        1.4 "Class A Stock" means the Class A Common Stock, $.01 par value per share, of the Company.

	1.5	"Code" means the Internal Revenue Code of 1986, as
        amended.

        1.6 "Committee" means the entire Board or any committee of the Board appointed by the Board to administer the Plan, meeting the standards of Rule 16b-3(d)(1) under the Exchange Act, or any similar successor rule and Temp. Treas. Reg.
        Section 1.162-27(e)(3) or any similar successor rule. Unless otherwise determined by the Board, the entire Board shall be the Committee and shall administer the Plan.

	1.7	"Common Stock" means the Common Stock, par value $.01 per
        share, of the Company, and any other shares into which such common stock shall thereafter be exchanged by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

	1.8.	"Company" means John B. Sanfilippo & Son, Inc., a
        Delaware corporation, its successors and assigns.

        1.9. "Current Grant" shall have the meaning set forth in Subsection 6.4(e) hereof.

        1.10. "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 8 hereof.

        1.11. "Date of Grant" means the date on which an Option is granted by the Committee (or such later date as specified in advance by the Committee) or, in the case of a Nonstatutory Stock Option granted to an Outside Director, the date on which such Nonstatutory Stock Option is granted pursuant to and in accordance with the provisions of Section 10 hereof.

        1.12. "Effective Date" means September 1, 1998, subject to approval by the holders of the combined voting power of the Common Stock and Class A Stock present, or represented, and entitled to vote at a meeting duly called and held.

        1.13. "Employee" means any person determined by the Committee to be an employee of the Company or any Subsidiary.

        1.14. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        1.15.   "Fair Market Value" of a Share means:

                (a) If on the applicable date the Common Stock is listed for trading on a national or regional securities exchange or authorized for quotation on the Nasdaq National Market System, the closing price of the Common Stock on such exchange or Nasdaq National Market System, as the case may be, on the applicable date, or if no sales of Common Stock shall have occurred on such exchange or Nasdaq National Market System, as the case may be, on the applicable date, the closing price of the Common Stock on the next preceding date on which there were such sales;

                (b) If on the applicable date the Common Stock is not listed for trading on a national or regional securities exchange or authorized for quotation on the Nasdaq National Market System, the mean between the closing bid price and the closing ask price of the Common Stock as otherwise reported by the Nasdaq Stock Market, Inc. with respect to the applicable date or, if closing bid and ask prices for the Common Stock shall not have been so reported with respect to the applicable date, on the next preceding date with respect to which such bid and ask prices were so reported; or

                (c) If on the applicable date the Common Stock is not listed for trading on a national or regional securities exchange or authorized for quotation on the Nasdaq National Market System or otherwise reported by the Nasdaq Stock
        Market, Inc., the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

        Such Fair Market Value shall be subject to adjustment as provided in Section 23 hereof.

	1.16.	"For Cause" shall have the meaning set forth in
        Subsection 14.2 hereof.

        1.17. "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

        1.18. "Insider" means a director, officer or beneficial owner of more than 10% of the Common Stock of the Company for purposes of Section 16 of the Exchange Act.

        1.19. "Nonstatutory Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

        1.20. "Option" means a right to purchase Common Stock granted under the Plan in accordance with the terms of either
        Section 6 or Section 10 hereof.

        1.21. "Optionee" means an Outside Director or an Employee to whom an Option has been granted.

	1.22.	"Option Period" means the period during which an
        Option may be exercised.

        1.23. "Option Price" means the price per Share at which an Option may be exercised. The Option Price shall be determined by the Committee in accordance with the terms and conditions of the Plan, except that, in the case of Nonstatutory Stock Options granted to Outside Directors pursuant to the provisions of Section 10, in no event shall the Option Price be less than 100% of the Fair Market Value per Share determined as of the Date of Grant.

	1.24.	"Other Plans" shall have the meaning set forth in
        Subsection 6.4(d) hereof.

        1.25. "Outside Director" means any person who is a director of the Company and who is not also an employee of either the Company, any Subsidiary or any of their respective affiliates.

        1.26. "Permanent Disability" means a mental or physical condition which, in the opinion of the Committee, renders an Optionee unable or incompetent to carry out the job responsibilities which such Optionee held or tasks to which such Optionee was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite period.

	1.27.	"Plan" means The John B. Sanfilippo & Son, Inc. 1998
        Equity Incentive Plan.

	1.28.	"Prior Grants" shall have the meaning set forth in
        Subsection 6.4(e) hereof.

        1.29. "Reload Option" means a new Option granted to an Optionee pursuant to and in accordance with Subsections
        4.3(f)(v) and 8.2 hereof, upon the surrender of Shares to pay the Option Price of a previously granted Option.

	1.30	"Share" means a share of Common Stock.

	1.31.	"Share Withholding" shall have the meaning set forth
        in Subsection 13.1 hereof.

        1.32. "Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company either directly or through one or more Subsidiaries.

	1.33.	"Ten Percent Owner" shall have the meaning set forth
        in Subsection 6.4(a) hereof.

        1.34. "Termination of Employment" shall have the meaning set forth in Subsection 14.1 hereof.

	1.35.	"$100,000 Limit" shall have the meaning set forth in
        Subsection 6.4(d) hereof.

2.	Purpose.

        The purpose of the Plan is to advance the interests of the Company and its Subsidiaries by encouraging and facilitating the acquisition of a larger personal financial interest in the Company by Outside Directors and those Employees upon whose judgment and interest the Company and its Subsidiaries are largely dependent for the successful conduct of their operations, and by making executive positions in the Company and its Subsidiaries more attractive. It is anticipated that the acquisition of such financial interest will stimulate the efforts of such Employees and Outside Directors on behalf of the Company and its Subsidiaries and strengthen their desire to continue in the service of the Company and its Subsidiaries. It is also anticipated that the opportunity to obtain such a financial interest will prove attractive to promising executive talent and will assist the Company and its Subsidiaries in attracting such persons. The Plan is intended to meet the requirements of Rule 16b-3 of the Exchange Act at all times during which Insiders are subject to the requirements of Section 16 of the Exchange Act.

3.	Scope of the Plan.

        3.1.    Shares Available.   An aggregate of 350,000 Shares is
        hereby authorized and made available and shall be reserved for issuance under the Plan with respect to the exercise of Options. Such number of Shares shall be reduced by the aggregate number of Shares acquired from time to time to be held as treasury Shares reserved for use under the Plan. Subject to the foregoing and the other provisions of this
        Section 3, Shares that are issued upon the exercise of Options awarded under the Plan may be issued out of either the Company's authorized and unissued or treasury shares of Common Stock. The aggregate number of Shares available under this Plan shall be subject to adjustment upon the occurrence of any of the events and in the manner set forth in Section 23 hereof.

        3.2.    Shares Subject to Terminated Options.   If, and to the
        extent, an Option shall expire or terminate for any reason without having been exercised in full, the Shares subject thereto which have not become outstanding shall (unless the Plan shall have terminated) become available under the Plan for other grants.

        3.3 Authority to Purchase Shares. The Board, such committee of the Board that the Board shall specifically authorize or direct on its behalf, or the Committee shall have the authority to cause the Company to purchase from time to time, in such amounts and at such prices as the Board, in its discretion, shall deem advisable or appropriate, Shares to be held as treasury Shares and reserved and used solely for or in connection with grants under the Plan, at the discretion of the Committee.

4.	Administration.

	4.1.	The Committee.  The Plan shall be administered by the
        Committee.

        4.2. Authority of the Committee. The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

		(a)	to grant Options;

                (b) subject to Sections 6 and 10, to determine (a) the Option Price of the Shares subject to each Option, (b) the Employees and Outside Directors to whom, and the time or times at which, Options shall be granted, and (c) subject to
        Section 3, the number of Shares subject to an Option to be granted to each Optionee thereof;

                (c) to determine all other terms and provisions of each Agreement (which may, but need not be, identical), other than the exercisability of Options which is governed by Subsection 6.2 hereof, and, with the consent of the Optionee, to modify any Agreement;

		(d)	to construe and interpret the Plan and Agreements;

                (e) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation and subject to Section 14 hereof, the rules with respect to the exercisability of Options;

                (f) to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option, at the time of such exercise, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws of the United States of America or of any state;

		(g)	to prescribe the method by which grants of Options
        shall be evidenced;

                (h) to cancel, with the consent of the Optionee thereof, outstanding Options and to grant new Options in substitution therefor;

                (i) to require withholding from or payment by an Optionee of any federal, state or other governmental taxes;

		(j)	to prohibit the election described in Section 11
        hereof;

                (k) to make all other determinations deemed necessary or advisable for the administration of the Plan; and

                (l) to impose such additional conditions, restrictions and limitations upon the exercise, vesting or retention of Options as the Committee may, prior to or concurrently with the grant or award thereof, deem appropriate, including, but not limited to, limiting the percentage of Options which may from time to time be exercised by an Optionee.


	4.3.	Agreements Evidencing Stock Options.

                (a) Options awarded under the Plan shall be evidenced by Agreements which shall not be inconsistent with the terms and provisions of the Plan, and which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. Without limiting the generality of the foregoing, the Committee may in any Agreement impose such restrictions or conditions upon the exercise of such Option or upon the sale or other disposition of the shares of Common
        Stock issuable upon exercise of such Option as the Committee may in its sole discretion determine. By accepting an award pursuant to the Plan each Optionee shall thereby agree that each such award shall be subject to all of the terms and provisions of the Plan, including, but not limited to, the provisions of Section 4.6.

                (b) Each Agreement shall set forth the number of shares of Common Stock subject to the Option granted thereby, subject to adjustment by the Committee to reflect changes in capitalization as contemplated by Section 23.

                (c) Each Agreement relating to Options shall set forth the amount payable by the Optionee to the Company upon exercise of the Option evidenced thereby, subject to adjustment by the Committee to reflect changes in capitalization as contemplated by Section 23.

                (d) Each Agreement shall set forth the period during which the Option shall be exercisable, which shall be determined by the Committee in its discretion, subject to the terms of Subsection 6.4(b) and Section 10 hereof; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the Date of Grant, and each Option shall be subject to earlier termination as herein provided.

                (e) Each Agreement shall specify whether the Option is a Nonstatutory Stock Option or an Incentive Stock Option.

                (f) Without limiting the foregoing, the Committee shall provide, in its discretion, in any Agreement:

                        (i) for an agreement by the Optionee to render services to the Company or a Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power to commit the Company or a Subsidiary to employ or otherwise retain any Optionee;

                        (ii) for restrictions on the transfer, sale or other disposition of Shares issued to the Optionee upon the exercise of an Option;

                        (iii) for an agreement by the Optionee to resell to the Company, under specified conditions, Shares issued upon the exercise of an Option;

                        (iv) for the payment of the Option Price upon the exercise of an Option otherwise than in cash, including without limitation by delivery of Shares valued at Fair Market Value on the Date of Exercise of the Option in accordance with the terms of Subsection 8.1 hereof, or a combination of cash and Shares, or for the payment in part of the Option Price with a promissory note in accordance with the terms of Subsection 8.3 hereof;

                        (v) for the automatic issuance of a Reload Option covering a number of Shares equal to the number of any Shares used to pay the Option Price in accordance with the terms of Subsection 8.2 hereof; or

                        (vi) for the right of the Optionee to surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Company or a Subsidiary (other than required tax withholding amounts), that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market
                Value of a Share on the date of surrender, over (ii) the Option Price, plus an amount of cash equal to the Fair
                Market Value of any fractional Share to which the Optionee might be entitled. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

        4.4. Finality of Committee Determinations: Liability of Members. The determination of the Committee on all matters relating to the Plan or any Agreement shall be final, binding and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Agreement or any grant thereunder.

        4.5. Periodic Committee Review and Meetings with Management. The Committee shall from time to time review the implementation and results of the Plan to determine the extent to which the Plan's purpose is being accomplished. In addition, the Committee shall periodically meet with senior management of the Company to review their suggestions regarding grants under the Plan, including the individuals who are proposed to receive grants and the amount and terms of such grants; provided, however, that all such grants shall be determined solely by the Committee in its discretion.

        4.6. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, other than for actions involving wilful misfeasance, gross negligence or reckless disregard of the member's duties.

5.	Eligibility.

                Options may be granted only to Outside Directors and Employees, except that (i) Outside Directors are not eligible to receive Options other than pursuant to Section 10 and (ii) neither Jasper B. Sanfilippo, Sr. nor Mathias A. Valentine shall be eligible to receive Options under the Plan. Subject to the provisions of Section 3 and Subsection 6.5 hereof, an Employee or Outside Director who has been granted an Option may be granted additional Options; provided, however, that grants of Nonstatutory Stock Options to Outside Directors are subject to the limitations set forth in Section 10. In selecting the individuals to whom Options shall be granted as well as in determining the number of Shares subject to each Option to be granted, the Committee shall take into consideration such factors as it deems relevant in connection with promoting the purposes of the Plan.

6.	Conditions to Grants and Awards.

        6.1. General. Subject to the provisions of Sections 5 and 10 hereof, the Committee is hereby authorized to grant
        Nonstatutory Stock Options to Outside Directors and Employees and Incentive Stock Options to Employees. All Options designated as Incentive Stock Options shall be, in addition to the other provisions of this Plan, subject to the terms and conditions of Subsection 6.4 below. Subject to the provisions of Section 3 hereof, an individual who has been granted an Option may, if such individual is otherwise eligible, be granted additional Options if the Committee shall so determine. Subject to the other provisions of this Plan, the Committee may grant Options with terms and conditions which differ among the Optionees thereof.

        6.2. Exercisability. Each Option granted under this Plan shall provide that the Option shall become exercisable in equal installments of 25% of the total number of Shares subject to being purchased thereunder on each of the first, second, third and fourth anniversaries of the Option's Date of Grant; provided, however, that the Optionee remains an Employee (or a director of the Company in the case of a Nonstatutory Stock Option granted to an Outside Director pursuant to Section 10 hereof) on each such anniversary of the Date of Grant. To the extent not set forth in the Plan, the terms and conditions of each grant shall be set forth in an Agreement.

        6.3. Grants of Options and Option Price. Subject to the provisions of Section 10, before the grant of any Option, the Committee shall determine the Option Price of the Shares subject to such Option; provided that, except as provided in Subsection 6.4 below with respect to Incentive Stock Options, the Option Price shall not be less than fifty percent (50%) of the Fair Market Value of a Share on the Date of Grant.

        6.4. Grants of Incentive Stock Options. Any Option designated as an Incentive Stock Option may be granted only to an Employee and shall:

                (a) have an Option Price of (i) not less than 100% of the Fair Market Value of a Share on the Date of Grant, or (ii) in the case of an Employee who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries (a "Ten Percent Owner"), not less than 110% of the Fair Market
        Value of a Share on the Date of Grant;

                (b) have an Option Period of not more than ten (10) years (five (5) years, in the case of a Ten Percent Owner) from the Date of Grant, and shall be subject to earlier termination as herein provided;

                (c) notwithstanding the provisions relating to termination of employment set forth in Section 14 hereof, not be exercisable more than three (3) months (or one (1) year, in the case of an Optionee who is disabled within the meaning of
        Section 22(e)(3) of the Code) after termination of employment;

                (d) not have an aggregate Fair Market Value of Shares (determined for each Incentive Stock Option at the time it is granted) with respect to which Incentive Stock Options are exercisable for the first time by such Optionee during any calendar year (under this Plan and any other employee stock option plan of the Optionee's employer or any parent or 50%- or-more owned subsidiary thereof ("Other Plans")), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

                (e) if the aggregate Fair Market Value of Shares (determined on the Date of Grant) with respect to all Incentive Stock Options previously granted under this Plan and the Other Plans ("Prior Grants") and any Incentive Stock Options under such grant (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

                        (i) the portion of the Current Grant exercisable for the first time by the Optionee during any calendar year which would be, when added to any portions of any Prior Grants exercisable for the first time by the Optionee during any such calendar year with respect to Shares which would have an aggregate Fair Market Value (determined at the time of each such grant) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Optionee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Optionee when added to all Prior Grants without exceeding the $100,000 Limit; and

                        (ii) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the provisions of the immediately preceding sentence during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant.

                (f) be granted within ten (10) years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and

                (g) require the Optionee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

        6.5. Code Section 162(m) Compliance for Option Grants. The maximum number of Shares subject to Options which may be awarded to any Optionee in any one calendar year shall not exceed 50,000 Shares. In all events, determinations under the preceding sentence shall be made in a manner which is consistent with Code Section 162 and the regulations promulgated thereunder.

7.	Non-transferability.

                Each Option granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution. During the life of the Optionee, all rights granted to the Optionee under the Plan or under any Agreement shall be exercisable only by the Optionee.

8.	Exercise of Options.

        8.1. Manner of Exercise and Payment. Subject to the provisions hereof and the provisions of the Agreement under which it was granted, each Option shall be exercised by delivery to the Company's treasurer of written notice of intent to purchase a specific whole number of Shares subject to the Option. The Option Price of any Shares as to which an Option is exercised shall be paid in full at the time of the exercise, unless and to the extent that the Committee agreed in the Agreement in which the Option was granted to accept a promissory note as provided in Subsection 8.3 below. Payment may, at the election of the Optionee, be made in (i) cash,
        (ii) Shares valued at their Fair Market Value on the Date of Exercise, (iii) surrender of an exercisable Option covering Shares with an aggregate Fair Market Value as of the date of exercise in excess of the aggregate dollar amount of the Option Prices of such Shares under such Option equal to the Option Price of the Options sought to be exercised,
        (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount in cash equal to the Option Price, (v) any combination of the foregoing, or (vi) in accordance with the terms of the Agreement under which the Options sought to be exercised were granted. In certain circumstances, payment may also be made in accordance with Subsection 8.3 below.

        8.2. Reload Option. Pursuant to Subsection 4.3(f)(v) hereof, the Committee may, in its sole discretion, award Reload
        Options in an amount equal to the number of Shares that could be delivered in payment of the Option Price (as set forth in Subsection 8.1 above) in connection with the exercise of an Option. To the extent required by applicable law, the number of Reload Options available to each Optionee shall be set forth in each grant. The Option Price for any Reload Option shall be the Fair Market Value of a Share on the date that Shares are surrendered in payment of the Option Price. Other terms of the Reload Option shall be the same as the terms contained in the Agreement relating to the Option being exercised, provided that if a Reload Option is granted in connection with the use of Shares to pay the exercise price of an Incentive Stock Option, the Reload Option shall be a Nonstatutory Stock Option.

        8.3. Deferred Payment of Option Price. To the extent permitted by applicable law, the Committee may agree in the Agreement in which an Option is granted to accept as partial payment for the Shares a promissory note of the Optionee evidencing his or her obligation to make future cash payment therefor; provided, however, that in no event may the Committee accept a promissory note for an amount in excess of the difference between the aggregate Option Price and the par value of the Shares purchased pursuant to the Option. Promissory notes made pursuant to this Subsection 8.3 shall be payable as determined by the Committee, shall be secured by a pledge of the Shares in respect of the purchase of which the promissory is being delivered and shall bear interest at a rate fixed by the Committee (which rate shall not be lower than a reasonable commercial rate).

9.	Accelerated Exercise.

                Notwithstanding any other provisions of the Plan, all unexercised Options may be exercised or disposed of commencing on the date of a Change of Control, as defined in Section 15 hereof; provided, however, that the Company may cancel all such Options under the Plan as of the date of a Change of Control by giving notice to each Optionee thereof of its intention to do so and by permitting the purchase during the thirty-day period next preceding such effective date of all of the Shares subject to such outstanding Options.

10.	Grant of Stock Options to Outside Directors.

                Each Outside Director shall be eligible to be granted Nonstatutory Stock Options and all such grants shall only be made under and in accordance with the provisions in this
        Section 10.

        10.1. Grant to Outside Directors. Each person who becomes an Outside Director shall be granted on the date such person first becomes elected as an Outside Director, and on each date such person is re-elected as an Outside Director, which in each case shall be the Date of Grant, a Nonstatutory Stock Option to purchase 1,000 Shares at an Option Price equal to the Fair Market Value of such Shares on the Date of Grant. Each such Nonstatutory Stock Option shall provide that it may be exercised no later than ten (10) years following the Date of Grant and that the Nonstatutory Stock Option shall become exercisable in equal installments of 250 Shares on each of the first, second, third and fourth anniversaries of the Date of Grant, provided, however, that the Optionee remains a director of the Company on each such anniversary of the Date of Grant.

        10.2. Insufficient Shares Available. If on any date on which Nonstatutory Stock Options are to be granted pursuant to Subsection 10.1 above there is an insufficient number of Shares available pursuant to Section 3 hereof for such grant, the number of Shares subject to each Option granted pursuant to Subsection 10.1 on such date shall equal the number of Shares that otherwise would be subject to such Nonstatutory Stock Options but for such limitation multiplied by a fraction, the numerator of which shall be the total number of Shares then available pursuant to Section 3 for the grant of Nonstatutory Stock Options,. and the denominator of which shall be the aggregate number of Shares that otherwise would be granted pursuant to Subsection 10.1, such product to be rounded down to the nearest whole number.

        10.3.   Amendments to Section.   Notwithstanding Section 24
        hereof, the provisions in this Section 10 may not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

11.     Notification under Section 83(b).

                Provided that the Committee has not prohibited such Optionee from making the following election, if an Optionee shall, in connection with the exercise of any Option, make the election permitted under Section 83(b) of the Code (i e., an election to include in such Optionee's gross income in the year of transfer the amounts specified in Section 83(b) of the
        Code), such Optionee shall notify the Committee of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

12.	Withholding Taxes.

        12.1.   Remittance of Tax as Condition of Delivery.  The
        Company shall be entitled to require as a condition of delivery of Shares hereunder that the Optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.


        12.2.   Mandatory Withholding on Officers, Directors and
        Greater Than 10% Stockholders.   In the case of an Optionee
        who is an officer, director or beneficial owner of more than 10% of the Common Stock of the Company (as determined in accordance with Rule 13d-3 under the Exchange Act), whenever under the Plan, Shares are to be delivered, the Company shall withhold an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

13.	Elective Share Withholding.

        13.1. An Optionee, other than an Insider, may, subject to Committee approval, elect the withholding ("Share Withholding") by the Company of a portion of the Shares otherwise deliverable to such Optionee upon his or her exercise of an Option having a Fair Market Value equal to either (a) the amount necessary to satisfy such Optionee's required federal, state or other governmental withholding tax liability with respect thereto, or (b) a greater amount, not to exceed the estimated total amount of such Optionee's tax liability with respect thereto.

        13.2. Share Withholding Is Subject to Committee Approval. Share Withholding is subject to Committee approval and each Share Withholding election by an Optionee shall also be subject to the following restrictions:

                (a) the election must be made prior to the date on which the amount of tax to be withheld is determined; and

		(b)	the election shall be irrevocable.

14.	Termination of Employment.

        14.1. Forfeiture. Subject to the provisions of Subsection 6.4 hereof with respect to Incentive Stock Options, an unexercised Option shall terminate and/or be forfeited upon the date on which the Optionee thereof is no longer an Employee ("Termination of Employment") if the Termination of Employment was the result of the resignation of the Optionee or the Optionee was terminated For Cause (as defined in Subsection 14.2 below) or otherwise, except that:

                (a) Death. If the Optionee's Termination of Employment is by reason of his or her death, unexercised Options to the extent exercisable on the date of the Optionee's death, may be exercised, in whole or in part, at any time within one (1) year after the date of death by the Optionee's personal representative or by the person to whom the Options are transferred by will or the applicable laws of descent and distribution.

                (b) Retirement. If the Optionee's employment is terminated as a result of retirement under the provisions of a retirement plan of the Company or a Subsidiary applicable to the Optionee (or on or after age 60 if no retirement plan of the Company or Subsidiary is applicable to the Optionee), any unexercised Option, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within ninety (90) days after the date of such Termination of Employment; provided that, if the Optionee dies after such Termination of Employment and before the expiration of such 90-day period, unexercised Options held by such deceased Optionee may be exercised by his or her personal representative or by the person to whom the Option is trans-ferred by will or the applicable laws of descent and distribution within one (1) year after the Optionee's Termination of Employment.

                (c) Permanent Disability. If the Optionee's employment is terminated as a result of his or her Permanent Disability, any unexercised Option, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within one (1) year after the date of such Termination of Employment; provided that, if an Optionee dies after such Termination of Employment and before the expiration of such one (1) year period, the unexercised
        Options may be exercised by the deceased Optionee's personal representative or by the person to whom the unexercised
        Options are transferred by will or the applicable laws of descent and distribution within one (1) year after the Optionee's Termination of Employment, or, if later, within 180 days after the Optionee's death.

                (d) Other Reasons for Termination. If the Optionee has a Termination of Employment for any reason other than by death, retirement, Permanent Disability, resignation or For
        Cause, any unexercised Option to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within three (3) months from the date of such Termination of Employment.

        14.2.   "For Cause."  A Termination of Employment "For
        Cause" shall mean a Termination of Employment that, in the judgment of the Committee, is the result of (i) the breach by the Employee of any employment agreement, employment arrangement or any other agreement with the Company or a Subsidiary, (ii) the Employee engaging in a business that competes with the Company or a Subsidiary, (iii) the Employee disclosing business secrets, trade secrets or confidential information of the Company or a Subsidiary to any party,
        (iv) dishonesty, misconduct, fraud or disloyalty by the Employee, (v) misappropriation of corporate funds, or
        (vi) such other conduct by the Employee of an incompetent, insubordinate, immoral or criminal nature as to have rendered the continued employment of the Employee incompatible with the best interests of the Company and its Subsidiaries.

        14.3.   Option Term.   Any of the provisions herein to the
        contrary notwithstanding, no Option shall be exercisable beyond the term specified in the related Agreement thereof.

15.	Change of Control.

        15.1.   Definition of "Change of Control."  A "Change of
        Control" occurs if, and as of the first date on which, no shares of Class A Stock remain outstanding.

        15.2. Notice of Change of Control. The Company shall notify all Optionees of the occurrence of a Change of Control promptly after its occurrence, but any failure of the Company to notify shall not deprive the Optionees of any rights accruing hereunder by virtue of a Change of Control.

16.	Substituted Options.

        If the Committee cancels, with the consent of an Optionee, any Option granted under the Plan, and a new Option is substituted therefor, then the Committee may, in its discretion, provide that the Date of Grant of the canceled Option shall be the date used to determine the earliest date or dates for exercising the new substituted Option under Subsection 6.2 hereof so that the Optionee may exercise or dispose of the substituted Option at the same time as if the Optionee had held the substituted Option since the Date of Grant of the canceled Option; provided, however, that no Optionee who for purposes of Section 16 of the Exchange Act is treated as an officer, director or 10% stockholder of the Company may dispose of a substituted Option, within less than six months after the Date of Grant (calculated without reference to this Section 16).

17.	Securities Law Matters.

        17.1.   Investment Intent Representation: Restrictive
        Legend. Where an investment intent representation or restrictive legend is deemed necessary to comply with the Securities Act of 1933, as amended, the Committee may require a written representation to that effect by the Optionee, or may require that such legend be affixed to certificates for Shares at the time the Option is exercised.

        17.2. Company's Right to Postpone Exercise. If based upon the opinion of counsel to the Company, the Committee determines that the exercise of any Options would violate any applicable provision of (i) state or federal securities law,
        (ii) the listing requirements of any securities exchange registered under the Exchange Act on which are listed any of the Company's equity securities, (iii) the listing requirements of the Nasdaq National Market if any of the Company's equity securities are listed thereon, or (iv) the listing requirements of The Nasdaq Small Cap Market if any of the Company's equity securities are listed thereon, then the Committee may postpone any such exercise; provided, however, that the Company shall use its best efforts to cause such exercise to comply with all such provisions at the earliest practicable date; and provided further, that the Committee's authority under this Subsection 17.2 shall expire from and after the date of any Change of Control.

        17.3. Rule 16b-3 Compliance. With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board and the Committee.

18.	Funding.

                Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

19.	No Employment Rights.

                Neither the establishment of the Plan, nor the granting of any rights under the Plan, shall be construed to (a) give any Optionee the right to remain employed by the Company, any Subsidiary or any of their affiliates or to any benefits not specifically provided by the Plan, or (b) in any manner modify the right of the Company, any Subsidiary or any of their affiliates to modify, amend or terminate any of its employee benefit plans.

20.	Stockholder Rights.

                An Optionee shall not, by reason of any right granted hereunder, have any right as a stockholder of the Company with respect to the Shares which may be deliverable upon exercise of such Option until such Shares have been delivered to him or her.

21.	Nature of Payments.

                Any and all grants or deliveries of Shares hereunder shall constitute special incentive payments to the Optionee and shall not be taken into account in computing the amount of salary or compensation of the Optionee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company, any Subsidiary or any of their affiliates, or (b) any agreement between the Company, any Subsidiary or any of their affiliates, on the one hand, and the Optionee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

22.	Non-Uniform Determinations.

                Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, grants under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Option agreements as to (a) the persons to receive grants under the Plan, (b) the terms and provisions of grants under the Plan, and (c) the treatment, under Section 14 hereof, of leaves of absence.


23.	Adjustments.

                Any Option entered into hereunder may contain such provisions as the Committee shall determine for equitable adjustment of (a) the number of Shares covered thereby, (b) the Option Price, or (c) otherwise, to reflect a stock dividend, stock split, reverse stock split, Share combination, recapitalization, merger, consolidation, asset spin-off, reorganization or similar event, of or by the Company. In any such event, regardless of whether specified in an Agreement, the aggregate number of Shares available under the Plan shall be appropriately adjusted to equitably reflect such event.

24.	Amendment of the Plan.

                Subject to Subsection 10.3 hereof, the Board may make such modifications of the Plan as it shall deem advisable;
        provided, however, no modifications shall be made which would impair the rights of any Option theretofore granted without the Optionee's consent; and provided further, the Board may not, without further approval of the stockholders of the Company, except as provided in Section 23 above, either:

		(a)	materially increase the number of Shares reserved
        for issuance under the Plan;

		(b)	materially increase the benefits accruing to
        participants under the Plan;

                (c) materially modify the requirements as to eligibility for participation in the Plan; or

		(d)	extend the date of termination of the Plan.

25.	Termination of the Plan.

                The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any rights then outstanding under the Plan.

26.	Controlling Law.

                The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware, except its laws with respect to choice of law.

27.	Action by the Company.

		Any action required by the Company under the Plan shall be by resolution of the Board.